Exhibit 31.3
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES
EXCHANGE ACT OF 1934, AS AMENDED, AS ADOPTED PURSUANT TO SECTION
302 OF THE SARBANES-OXLEY ACT OF 2002

I, Jacobo Ortiz Blanes, certify that:

1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Fermi Inc. for the year ended December 31, 2025; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2026

/s/ Jacobo Ortiz Blanes
Jacobo Ortiz Blanes
Co-President of the Office of the Chief Executive Officer
(Principal Executive Officer)